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                                                                      Exhibit 21

                      Subsidiaries of Dynatech Corporation

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
Name of Parent or
Subsidiary Organization*  State or Other Jurisdiction
------------------------  ---------------------------
Dynatech Corporation
 (Parent)...............        Massachusetts
Dynatech LLC............        Delaware
Airshow, Incorporated...        Delaware
DataViews Corporation...        Massachusetts
DaVinci Systems, Inc. ..        Florida
Industrial Computer
 Source.................        California
Itronix Corporation.....        Washington
Pacific Systems
 Corporation............        Washington
Parallax Graphics,
 Inc. ..................        Delaware
Synergistic Solutions,
 Inc. ..................        Georgia
Tele-Path Instruments,
 Inc. ..................        Delaware
TTC International
 Holdings, Inc. ........        Delaware
Dynatech Export                 Barbados,
 Incorporated...........        West Indies
TTC Belgium B.V.B.A. ...        Belgium
TTC Canada Ltd. ........        Canada
Dynatech Corporation
 Ltd. ..................        England
Industrial Computer
 Source Europe..........        France
TTC Telecommunications
 France SARL............        France
Dynatech Gesellschaft
 Fur Datenveravbeitung,
 GmbH...................        Germany
TTC Federal Systems,
 Inc. ..................        Delaware
Dynatech Holdings               Guernsey,
 Ltd. ..................        Channel Islands
Dynatech Investments,           Guernsey,
 Ltd. ..................        Channel Islands
TTC Asia Pacific
 Limited................        Hong Kong
DataViews Scandanavia
 A.B. ..................        Sweden

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*  Excludes nonmaterial subsidiaries.